EXHIBIT 99.2
                       SEPARATION AND SEVERANCE AGREEMENT

         This Separation and Severance Agreement ("Agreement") is made and entered into by and between EVOLVE ONE, INC., a Delaware corporation (the "Company"), and GARY SCHULTHEIS, an individual ("Schultheis") as of the 26th day of January 2005.

                                    RECITALS

         A. Schultheis has been employed by the Company as an officer and served on the Company's Board of Directors.

         B Schultheis and the Company entered into an Employment Agreement on January 7, 2002 (the "Employment Agreement").

         C. After lengthy discussions among the parties concerning the operations, management structure and future of the Company, the parties desire to terminate their relationship and reorganize the structure of the Company on an amicable basis pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, undertakings and releases, receipt of which is hereby acknowledged as sufficient consideration by both parties, the parties agree as follows:

         1. RECITALS. The above recitals are true, correct, and are herein incorporated by reference.

         2. RESIGNATION OF EMPLOYMENT. Schultheis hereby resigns as a key employee and Director and from any and all other offices or positions he may have had with the Company or any of its subsidiaries, to be effective on the Termination Date, as defined herein

         Schultheis acknowledges that he has timely received all wages, benefits or other monies due through the date of this Agreement under the Employment Agreement or otherwise from the Company.

         3. TERMINATION. The Employment Agreement is permanently terminated effective on the Termination Date. Except as otherwise provided for herein in this Agreement, no provision of the Employment Agreement shall survive the termination of Schultheis' employment with the Company.

         4. SEVERANCE AND BENEFITS. Subject to the conditions set forth herein, the Company and Schultheis agree to the following.

                  (a) The Company shall issue Schultheis options to purchase up to 10 million shares ("Shares"), exercisable at $0.30 per share at the time the Company amends its Stock Option Plan to increase the number of shares covered by the Plan to allow issuance of the 10 million options. The Shares shall be registered under an effective registration statement on Form S-8 ("Registration Statement"). To discharge its obligation under this paragraph, the Company

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shall file the Registration Statement at its sole cost and expense to include
Schultheis as a selling shareholder. Schultheis acknowledges and understands that the aggregate amount of shares sold under the Registration Statement during any three-month period while he remains an affiliate cannot exceed an amount equal to 1% of the Company's issued and outstanding shares of common stock.

                  (b) For a period of three (3) years following the Termination Date of this Agreement, Schultheis shall not (i) without first obtaining the written consent of the Company, directly or indirectly, do business with any of the past or current customers of the Company for purposes of engaging in any competitive operations, or (ii) directly or indirectly, solicit or proposition, or otherwise attempt to induce any of the customers of the Company to terminate their relationships with the Company.

                  (c) The Company agrees that if Schultheis is made a party, is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that Schultheis is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, officer, member, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Schultheis' alleged action in an official capacity while serving as a director, officer, member, employee, or agent, Schultheis shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's Articles of Incorporation, Bylaws, or resolutions of the Board of the Company, or, if greater, by the laws of the State of Florida, against all cost, expense, liability, and loss (including, without limitation, attorney's fees, judgments, fines or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Schultheis in connection therewith, and such indemnification shall continue as to Schultheis even if he has ceased to be a director, member, employee, or agent of the Company or other entity and shall inure to the benefit of Schultheis' heirs, executors, and administrators. The Company shall also advance to Schultheis all reasonable costs and expenses incurred by Schultheis in connection with a Proceeding within forty (40) days after receipt by the Company of a written request for such advance. Such request shall include a written undertaking by Schultheis to repay the amount of such advance if it shall ultimately be determined that Schultheis is not entitled to be indemnified against such costs and expenses; provided that the amount of such obligation to repay shall be limited to the after-tax amount of any such advance except to the extent Schultheis is able to offset such taxes incurred on the advance by the tax benefit, if any, attributable to a deduction for repayment.

                  (d) Schultheis acknowledges that, in consideration of the terms of this Agreement, the Company is not obligated to pay him any severance pay under the terms of the Employment Agreement or otherwise, and agrees that the amounts set forth above are all that Schultheis is to receive from the Company. Such severance pay is in full and complete satisfaction of all of the Company's obligations to Schultheis, including, without limitation, all salary, commissions, stock options and stock not heretofore issued or granted, car allowances, vacation pay or other compensation of any kind. Schultheis agrees that this severance payment constitutes consideration for the covenants and releases of Schultheis as set forth herein.

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                  (e) The Company agrees to pay to Schultheis upon execution hereof $6,144, representing an amount equal to COBRA charges for the ensuing six-month period.

         5. TERMINATION DATE AND CONDITION TO AGREEMENT. The effective date of the resignation of Schultheis and termination of the Employment Agreement shall be January 26, 2005 ("Termination Date").

         6 RETURN OF PROPERTY. As a condition to the terms of this Agreement, Schultheis shall return to the Company, in good condition, all property, documentation and materials or property to the Company in Schultheis' possession.

         7. NON-DISPARAGEMENT. The Company and Schultheis further agree that they shall not make any disparaging, denigrating or untrue statements about the parties or about any other employee of the Company. It is agreed and understood that any breach of this paragraph by Schultheis or the Company would be material to the other.

         8. GENERAL RELEASES AND VOLUNTARY WAIVER OF RIGHTS.

                  (a) Except for the obligations created by or arising out of this Agreement, effective on the Termination Date, Schultheis and Schultheis' descendants, heirs, successors and assigns, and each of them, do hereby release, acquit, satisfy and forever discharge and covenant not to sue the Company, its agents, servants, employees and all persons for whose conduct it is legally responsible, including, but not limited to, its officers, directors, attorneys, insurers, stockholders, parent, subsidiary, affiliated or related entities and their respective successors and assigns, and each of them, past or present, from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys' fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically but not limited to, any and all claims arising out of such employment relationship which Schultheis ever had (including claims not yet accrued) against the Company, its agents, servants, employees and persons for whom it is legally responsible, for and upon any reason arising out of the employment relationship Schultheis had with the Company and the transactions and relationships described herein. Schultheis specifically acknowledges that he has been advised that he should consult with an attorney concerning his rights and the signing of this Release.

                  (b) Except for the obligations created by or arising out of this Agreement, effective on the Termination Date, the Company, and the Company's successors and assigns, and each of them, does hereby release, acquit, satisfy and forever discharge and covenant not to sue Schultheis, Schultheis' descendants, heirs, successors and assigns, and each of them, past or present, from any and all manner of action, causes of action, rights, liens, agreements, contracts, covenants, obligations, suits, claims, debts, dues, sums of monies, costs, expenses, attorneys' fees, judgments, orders and liabilities, accounts, covenants, controversies, promises, damages, of whatever kind and nature in law or equity or otherwise whether now known or unknown, including specifically but not limited to, any and all claims arising out of such employment

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relationship which the Company against Schultheis, for and upon any reason arising out of the employment relationship with Schultheis and the transactions and relationships described herein.

         9. NON-ADMISSIONS. The Company and Schultheis agree that neither this Agreement nor the consideration given shall be construed as an admission of any wrongdoing or liability by the Company or Schultheis, and that all such liability or wrongdoing is expressly denied.

         10. ANTI-COERCION. Each of the Parties hereto has entered into this Agreement without undue influence, fraud, coercion, duress, misrepresentation, or restraint having been imposed upon them by any other party, and further acknowledges that each party had the opportunity to be represented by counsel of their own selection.

         11. INTERPRETATION OF RELEASE. That this Agreement shall be construed in any case which doubt may arise in such a manner as will make it lawful and fully enforceable, and in the event that any part hereof shall be deemed unenforceable or illegal, then it is the intention of the Parties hereto that such part be severed and only the remainder be in force. That for the purposes of interpretation and construction of this Agreement, this Agreement shall be deemed to have been drafted by the Company and by Schultheis.

         12. NOTICES. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of Schultheis to the business or residence as shown on the records of the Company, or in the case of the Company to its principal office or at such other place as it may designate.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties and shall not be modified, altered, or discharged, except by a writing signed by each of the Parties hereto.

         14. GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by the laws of the State of Florida. The Parties acknowledge that this Agreement contains provisions, which are enforceable in the State of Florida, and all Parties consent to the personal jurisdiction of the State of Florida. The Company and Employee acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the Judicial Circuit (or its successor) in and for Palm Beach County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

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         16. WAIVER OF BREACH - EFFECT. No waiver or any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the Party waiving the breach.

         17. FULL UNDERSTANDING AND VOLUNTARY ACCEPTANCE. In entering into this Agreement, the Parties represent that they have relied upon the advice of their attorneys or have chosen to enter into this Agreement without the assistance of counsel based upon their understanding of the terms hereof. The terms of this Agreement have been completely read and explained to them by there attorneys and/or they have reviewed the terms hereof in complete detail and that the terms are fully understood and voluntarily accepted by them. The Parties understand and agreement that Schneider Weinberger & Beilly LLP is counsel to the Company and is not counsel, and has not rendered advice, to Schultheis.

         18. ATTORNEYS' FEES. In the event of proceeding arising out of the construction, enforcement, and/or interpretation of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, both on the trial and appellate level.

         19. HEADINGS. The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         SCHULTHEIS ACKNOWLEDGES THAT SCHULTHEIS HAS READ THIS AGREEMENT, THAT SCHULTHEIS HAS BEEN GIVEN AMPLE OPPORTUNITY TO REVIEW IT AND TO CONSULT WITH A REPRESENTATIVE OR ATTORNEY OF SCHULTHEIS' CHOOSING CONCERNING ITS TERMS. SCHULTHEIS FURTHER ACKNOWLEDGES THAT SCHULTHEIS UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IS VOLUNTARILY ENTERING INTO IT WITH THE COMPANY.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        EVOLVE ONE, INC.



                                        By: /s/ Irwin Horowitz
                                            ------------------------------------
                                            Irwin Horowitz, President



                                                 /s/ Gary Schultheis
                                        ----------------------------------------
                                        GARY SCHULTHEIS


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